Filed Pursuant to 424(b)(5)

Registration No. 333-292892

This preliminary prospectus supplement relates to an effective registration statement filed with the U.S. Securities and Exchange Commission but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy such securities, in any state or jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 8, 2026

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 30, 2026)

                        Shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering                   shares of our common stock, par value $0.0001 per share (“common stock”).

Our common stock is listed on The Nasdaq Global Market (the “Nasdaq”) under the symbol “NUAI.” On April 7, 2026, the last reported sale price of our common stock on Nasdaq was $4.17 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to New Era Energy & Digital, Inc. before expenses	$	$

(1)	For additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering, see “Underwriting” beginning on page S-11 of this prospectus supplement.

We have granted the underwriters the option to purchase up to an additional                   shares of common stock on the same terms and conditions set forth above within 30 days from the date of this prospectus.

Delivery of the securities in this offering is expected to be made on or about               , 2026.

Lead Book-Running Manager

Northland Capital Markets

Book-Running Manager

Texas Capital Securities

The date of this prospectus supplement is          , 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated January 30, 2026 form a part of a registration statement on Form S-3 (File No. 333-292892) that we filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process or continuous offering. Under this shelf registration process, we may, from time to time, offer and sell in one or more offerings any securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein and therein, in their entirety before making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find More Information” and “Documents Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus supplement is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions in which offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

On December 6, 2024, New Era Energy & Digital, Inc. (the “Company,” formerly known as New Era Helium Inc., Roth CH V Holdings, Inc. and Roth CH Acquisition V Co.), a Nevada corporation, completed its previously announced business combination with New Era Helium Corp., a Nevada corporation, pursuant to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024, by and among New Era Helium Corp., Roth CH Acquisition V Co. and Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Roth CH Acquisition V Co.

Unless the context otherwise requires, throughout this prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “NUAI” refer to the consolidated operations of New Era Energy & Digital, Inc., formerly known as Roth CH V Holdings, Inc., and Roth CH Acquisition V Co. and New Era Helium Inc., and New Era Helium Corp.

All trademarks, trade names and service marks included in this prospectus supplement are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

●	our ability to construct, develop, lease and maintain our flagship project;

●	our ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund our significant anticipated capital expenditures;

●	the impact of supply chain disruptions, labor availability, raw materials and input commodity costs and availability, and manufacturing and transportation;

●	general business and economic conditions;

●	environmental history, remediation, and associated risks;

●	our ability to obtain and renew leases with our tenants on terms favorable to us, and manage our growth, business, financial results and results of operations;

●	our ability to respond to price fluctuations and rapidly changing technology;

●	the impact of tariffs and global trade disruptions on us and our tenants;

●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, and restrictive governmental actions;

●	the degree and nature of our competition;

●	our failure to generate sufficient cash flows to service indebtedness;

●	our expectations regarding the anticipated timeline of our cash, cash equivalents and short-term investments, future financial performance and our ability to continue as a going concern;

●	material negative changes in the creditworthiness and the ability of our tenants to meet their contractual obligations;

●	increases and volatility in interest rates;

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●	increased power, labor, equipment procurement, shipping, refurbishment or construction costs;

●	a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes;

●	our inability to obtain and/or maintain necessary government or other required consents or permits;

●	changes in, or the failure or inability to comply with, local, state, federal and applicable international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates;

●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us; and

●	other factors incorporated by reference herein, including those risk factors described in the section entitled “Risk Factors” under Part I, Item 1A of our Annual Report on Form 10-K filed with the SEC on March 12, 2026, as amended by the Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on March 13, 2026, and as supplemented by our subsequent filings with the SEC.

You should refer to the section titled “Risk Factors” of this prospectus supplement and in our other filings with the SEC for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus supplement, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

New Era Energy & Digital, Inc. was initially incorporated in the State of Delaware on November 5, 2020, under the name Roth CH Acquisition V Co., which was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Roth CH Acquisition V Co. consummated an initial public offering, after which its securities began trading on the Nasdaq on December 1, 2021. In December 2024, Roth CH Acquisition V Co. merged with and into Roth CH V Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Roth CH Acquisition V Co., formed on June 24, 2024, for the sole purpose of reincorporating Roth CH Acquisition V Co. into the State of Nevada, with Roth CH V Holdings, Inc. surviving such merger. The Company subsequently changed its name to “New Era Helium Inc.” and later to “New Era Energy & Digital, Inc.”

We are a vertically-integrated developer and operator of next-generation digital infrastructure and integrated power assets accelerating speed-to-power for advanced AI hyperscalers. In the second half of 2025, we executed a strategic pivot from our legacy natural gas operations to focus exclusively on developing data center campuses where power, land, and connectivity can be assembled and delivered on accelerated timelines. Our mission is to deliver speed-to-power by converging behind-the-meter power flexibility with data center development capabilities. Our primary strategy is to aggregate and entitle “Powered Land” and to develop “Powered Shells” and build-to-suit assets in power-advantaged markets, beginning with the Permian Basin, which benefits from energy abundance, regulatory clarity, and fiber connectivity.

We are initially focused on our flagship project, Texas Critical Data Centers LLC, a 438-acre campus in Ector County, Texas, designed to support over 1 gigawatt of potential compute capacity through phased development, with projected power delivery beginning as early as the end of 2027. We believe our proximity to major natural gas pipelines, fiber networks and CO2 pipelines will provide us with the ability to serve our customers lower transmission costs and best-in-class uptime for purposes of reliably generating AI compute to capitalize on the AI revolution. We intend to execute through partnering across engineering, construction, procurement, power generation and sustainability with a world-class developer partner to provide our hyperscaler tenants with certainty of execution and speed-to-power.

Our principal executive offices are located at 200 N. Loraine Street, Suite 1324, Midland, Texas 79701, and our phone number is (432) 695-6997. Our website is www.newerainfra.ai. Information found on or accessible through our website is not incorporated by reference into this prospectus supplement and should not be considered part of this prospectus supplement.

Recent Developments

SharonAI Purchase Agreement

On January 21, 2025, we entered into a Limited Liability Company Agreement (the “LLC Agreement”) with SharonAI, Inc. (“SharonAI”) for the creation of Texas Critical Data Centers LLC (“TCDC”) as a joint venture of the Company and SharonAI (the “Joint Venture”). Pursuant to the terms of the LLC Agreement, the purpose of the Joint Venture was to engage in (i) the purchase, building, and development of a site in Texas with an initial 250 MW gas-fired power plant and corresponding data center, (ii) the operation of this site, and (iii) any and all lawful activities necessary or incidental thereto.

On January 16, 2026, we acquired the remaining 50% member interest in TCDC from SharonAI, pursuant to the Membership Interest Purchase Agreement (the “SharonAI Purchase Agreement”), dated as of January 16, 2026, by and between the Company and SharonAI, for an aggregate purchase price of $70 million, of which (a) $10 million is payable in cash, (b) $10 million is payable in equity securities upon the earlier of March 31, 2026 and the Company’s next equity financing transaction, and (c) $50 million is payable in the form of a senior secured convertible promissory note (the “Convertible Note”). The entirety of the acquisition consideration is subject to a 19.99% ownership cap until the acquisition consideration receives stockholder approval under the rules of the Nasdaq. On March 31, 2026, we paid SharonAI $9.85 million in cash and issued to SharonAI 2,091,351 shares of common stock (at a price per share of $4.78) in satisfaction of our obligation to pay $10 million in equity securities under the SharonAI Purchase Agreement.

The Convertible Note matures on June 30, 2026 and has an interest rate of 10% per annum payable on the maturity date in cash. The Convertible Note is secured by a senior lien held by SharonAI on the Company’s ownership in TCDC and the assets of TCDC. SharonAI may convert 20% of the Convertible Note into shares of the Company’s common stock at a conversion price equal to the 30-day volume-weighted average price of the common stock prior to the conversion date. The conversion price for the Convertible Note has a floor of 20% of the market price on the closing date of the SharonAI Purchase Agreement. Based on the closing share price of $4.33 on January 16, 2026, the maximum number of shares of common stock issuable pursuant to the Convertible Note, assuming a floor price of $0.87, is approximately 11.5 million shares.

The Company may prepay all or a portion of the Convertible Note at any time by delivering written notice of its irrevocable election to make such prepayment to SharonAI ten business days prior to the prepayment date. Following receipt of such notice, SharonAI has the option to convert up to 20% of the Convertible Note by delivering written notice to the Company five business days prior to the Company’s prepayment date. The Convertible Note contains customary affirmative and negative covenants of the Company.

Pursuant to the SharonAI Purchase Agreement, SharonAI is also entitled to receive the number of shares of common stock sold in this offering equaling the difference in value between the shares of common stock issued to SharonAI on March 31, 2026, and the shares of common stock that SharonAI would have received if this offering had occurred prior to March 31, 2026 (the “SharonAI True-Up”). Accordingly, the Company will issue approximately           shares of common stock to SharonAI at the closing of this offering.

Shareholder Note

On March 31, 2026, the Company issued a promissory note (the “Shareholder Note”) in the principal amount of $5,000,000 to Zachary Yi Zhou, an individual shareholder of the Company who beneficially owns more than 5% of the Company’s common stock. The transaction was reviewed and approved by the Company’s Audit Committee and Board of Directors (the “Board”). On April 6, 2026, the Shareholder Note was amended and restated (the “Amended and Restated Shareholder Note”) on the terms set forth below.

The Amended and Restated Shareholder Note will mature on the earliest to occur of (i) September 30, 2026, (ii) the initial closing and initial funding of the TCDC Project Credit Facility (as defined in the Amended and Restated Shareholder Note), (iii) the closing of a Qualified Equity Financing (as defined in the Amended and Restated Shareholder Note) and (iv) the acceleration of the Note (the “Maturity Date”). The Amended and Restated Shareholder Note has an interest rate of 5.00% per annum payable on the Maturity Date. At the applicable Maturity Date, the Amended and Restated Shareholder Note shall convert to shares of common stock. The conversion price of the Amended and Restated Shareholder Note shall, in the event of a Qualified Equity Financing, be the price per share to the public of the shares of common stock sold in such Qualified Equity Financing. In the event the Maturity Date conversion occurs and such conversion is not a result of a Qualified Equity Financing, the conversion price of the Amended and Restated Shareholder Note shall be calculated based on the average volume weighted average price for the 30 trading days preceding the applicable Maturity Date. The Amended and Restated Shareholder Note includes customary covenants and events of default provisions and may be prepaid in shares of common stock in whole or in part, at any time. The repayment of the Amended and Restated Shareholder Note is subject to a repayment premium of 1.02x the amounts due thereunder at the Maturity Date. We anticipate that this offering will be a Qualified Equity Financing and accordingly, the Company will issue approximately            shares of common stock under the Amended and Restated Shareholder Note at the closing of this offering.

Macquarie Term Loan Credit Facility

On April 8, 2026, TCDC (the “Borrower”), a subsidiary of the Company, entered into a Term Loan Agreement (the “Term Loan Agreement”) with Macquarie Equipment Capital Inc., a Delaware corporation (“Macquarie”), acting as administrative agent and lender (the “Lender”). All capitalized terms used but not defined in this section have the meanings given to them in the Term Loan Agreement.

The Term Loan Agreement provides for a senior secured term loan credit facility of up to $290,000,000, consisting of the following tranches: (i) a $20,000,000 committed Term Loan A-1, (ii) a $30,000,000 Term Loan A-2, (iii) a $40,000,000 Term Loan A-3, and (iv) a $200,000,000 Delayed Draw Term Loan (collectively, the “Loans”). The Loans under each of the Term Loan A-2, the Term Loan A-3, and the Delayed Draw Term Loan are available to the Company solely at the discretion of the Lender and are subject to satisfaction of certain conditions precedent. The Loans mature on April 8, 2029. Each Loan bears interest at a rate per annum equal to Term SOFR plus the Applicable Rate, which is 5.50% per annum for Term Loan A-1 and Term Loan A-2 and 7.75% per annum for Term Loan A-3 and the Delayed Draw Term Loan.

The Loans are subject to a multiple of invested capital premium (“MOIC”) as follows: (i) with respect to each repayment or prepayment of any First Stage Loan, (a) if no Second Stage Loan has been funded on or prior to the date of such repayment or prepayment, an amount sufficient to achieve a MOIC of 1.35 to 1.00 or (b) if a Second Stage Loan has been funded on or prior to the date of such repayment or prepayment, (1) if such repayment or prepayment is made on or prior to one-hundred and eighty (180) days after the Closing Date, an amount sufficient to achieve a MOIC of 1.15 to 1.00, (2) if such repayment or prepayment is made after one-hundred and eighty (180) days after the Closing Date but on or prior to the one-year anniversary of the Closing Date, an amount sufficient to achieve a MOIC of 1.20 to 1.00 and (3) if such repayment or prepayment is made after the one-year anniversary of the Closing Date, an amount sufficient to achieve a MOIC of 1.30 to 1.00, and (ii) with respect to each repayment or prepayment of any Second Stage Loan, (a) if such repayment or prepayment is made on or prior to one-hundred and eighty (180) days following the Funding Date of the relevant Second Stage Loan, an amount sufficient to achieve a MOIC of 1.10 to 1.00, (b) if such repayment or prepayment is made after one-hundred and eighty (180) days following the Funding Date of the relevant Second Stage Loan but on or prior to the one-year anniversary of the funding of such Second Stage Loan, an amount sufficient to achieve a MOIC of 1.15 to 1.00 and (c) if such repayment or prepayment is made after the one-year anniversary of the Funding Date of the relevant Second Stage Loan, an amount sufficient to achieve a MOIC of 1.25 to 1.00. The MOIC premium is fully earned upon execution of the Term Loan Agreement and is due and payable upon any repayment, prepayment, or acceleration of the Loans, including in connection with an Event of Default.

The proceeds of Term Loan A-1 will be used for general corporate purposes, which may include the prepayment of existing indebtedness, and to pay transaction expenses in connection with the Loan Documents. The proceeds of subsequent Loans will be used to finance improvements to the Company’s flagship data center project, fund the purchase of equipment expected to be installed and used for improvements to the site, and pay any other costs, fees, expenses, or amounts related to or in connection with the development and construction of the project.

The Term Loan Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The Borrower’s obligations under the Term Loan Agreement will be secured by a first priority perfected security interest in substantially all assets of the Borrower. The Term Loan Agreement requires that, no later than sixty days following the Closing Date, that the Company close an underwritten equity offering resulting in net proceeds of at least $30 million. If, within six months after the Closing Date, the Data Center Lease has not been executed or the aggregate principal amount of all Loans drawn under the Term Loan Agreement is less than $50 million, then the Lender may elect for the Borrower to either (i) prepay all outstanding Loans, together with all accrued and unpaid interest, the Repayment Premium and all other amounts necessary to cause the Payment in Full of the Obligations, within five days of receipt of notice of such election, or (ii) repay the Loans in monthly installments in an amount equal to 1/30th of the aggregate principal amount of all Loans outstanding under the Term Loan Agreement.

From time to time beginning with the initial funding of the Term Loan Agreement, the Company will issue to the Lender warrants to purchase shares of common stock of the Company, par value $0.0001 per share (the “Common Stock” and such warrants, the “Warrants”). Under the terms of the Warrants, the Lender will be entitled to purchase up to 1,164,144 shares of Common Stock, at an exercise price equal to the product of (i) 120% multiplied by (ii) the five-day volume weighted average price of the Company’s Common Stock as of the date of issuance of the Warrants, subject to a minimum price floor of $4.30.

The Warrants will be exercisable at any time or from time to time on or before April 8, 2031 (the “Expiration Date”). The Warrants will be exercisable for cash only. Under the Term Loan Agreement, the Company is required to deliver a Warrant to the Lender for an aggregate purchase price of up to 10% of the principal amount of the applicable Loans funded, subject to certain limitations. The Company’s obligation to issue Warrants ceases once the aggregate outstanding principal amount of Loans is equal to or greater than $50,000,000.

Additionally, the Company will enter into a Subscription Agreement with the Lender pursuant to which the Company will agree to sell, and the Lender will agree to purchase, 1,000,520 shares of the Company’s Common Stock at a price per share of $5.00 (such issuance together with the issuance of the Warrants, the “Macquarie Issuances”).

Stream Letter of Intent

On March 24, 2026, we entered into a non-binding letter of intent (“LOI”) to form a joint venture for the development and financing of our TCDC campus in West Texas. The joint venture will bring us together with Stream Data Centers (“Stream”), a Tier-1 U.S. data center development and operating platform, with equity capital provided by a third-party sponsor and arranger of institutional capital (the “Institutional Investor”) with significant experience in digital infrastructure and energy investments.

The LOI outlines a joint venture development structure in which we contribute our site control and local relationships, the Institutional Investor contributes equity capital and sources debt financing, and Stream provides its institutional-grade development, leasing and operating capabilities.

Shareholder Litigation

On April 1, 2026, a federal securities class action lawsuit was filed in the U.S. District Court for the Western District of Texas against the Company and members of management. The complaint alleges violations of federal securities laws on behalf of investors who purchased the Company’s securities between November 6, 2024 and December 29, 2025. The Company intends to vigorously defend itself against these claims.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, reducing executive compensation disclosures, not complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information, and not holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier to occur of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part and may elect to take advantage of other reduced reporting requirements in future filings. Additionally, we are subject to an extended transition period for complying with new or revised accounting standards. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of shares of our common stock held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter, or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

THE OFFERING

Common stock offered by us:	shares of our common stock (or shares if the underwriters exercise in full their option to purchase additional shares).

Shares of common stock outstanding prior to this offering:	61,255,938 shares of our common stock.

Shares of common stock to be outstanding immediately after this offering:	shares of our common stock (or shares if the underwriters exercise in full their option to purchase additional shares).

Use of Proceeds:	We estimate that we will receive net proceeds from this offering of $ million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay all outstanding borrowings under the Convertible Note and the remainder, if any, for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Material U.S. federal income tax considerations for non-U.S. holders	For a discussion of the material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our common stock acquired in this offering by a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders”), see “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders.”

Risk Factors:	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq symbol:	Our common stock is listed on Nasdaq under the symbol “NUAI.”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 61,255,938 shares outstanding as of April 3, 2026, after giving pro forma effect to: (i) the issuance of approximately 1,000,520 shares of our common stock in connection with the Macquarie Issuances; and (ii) our sale of                shares of our common stock in this offering (assuming the underwriters do not exercise their option to purchase additional shares), and excludes:

●	2,816,938 shares of our common stock reserved for issuance pursuant to our equity incentive plan;

●	17,695,901 shares of our common stock issuable upon the exercise of outstanding but unexercised warrants, including the Warrants to be issued to Macquarie in connection with fundings under the Term Loan Agreement;

●	any shares of our common stock issuable upon conversion of the Convertible Note if so elected by the holder thereof;

●	650,000 shares of our common stock issuable upon the exercise of outstanding but unexercised stock options;

●	shares of our common stock issuable pursuant to the SharonAI True-Up; and

●	shares of our common stock issuable upon conversion of the Amended and Restated Shareholder Note.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding stock options or settlement of unvested restricted stock units described above, no exercise of outstanding warrants described above and that the underwriters do not elect to exercise their option to purchase additional shares.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus supplement, and all of the other information in this prospectus supplement, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.

Risks Related to This Offering and Our Common Stock

The price of our common stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the share prices and trading volumes that affect the market prices of the shares of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	our ability to obtain and renew leases with tenants on terms favorable to us;

●	our ability to access adequate project financing, commercial borrowings and debt and equity capital markets to fund our significant anticipated capital expenditures;

●	the degree and nature of our competition;

●	operating results failing to meet the expectations of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the industry in which we operate in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	changes in laws and regulations affecting our business;

●	announcements by us or our competitors of significant business developments, partnerships or acquisitions;

●	commencement of, or involvement in, litigation involving us;

●	short selling of our securities by market participants;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any major change in the Board or management;

●	sales of substantial amounts of our common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, changes in interest rates, changes in fuel prices, international currency fluctuations and acts of war or terrorism.

The cumulative effects of the factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful.

This variability and unpredictability could also result in us failing to meet the expectations of industry or financial analysts or investors for any period. If we are unable to realize our objectives associated with our business plan, or if our operating results fall below the expectations of analysts or investors or below any guidance we may provide, or if any guidance we provide is below the expectations of analysts or investors, it could cause the market price of our common stock to decline.

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We intend to use the net proceeds from this offering to repay all outstanding borrowings under the Convertible Note and the remainder, if any, for general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement. Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

Sale of our common stock by existing stockholders, or the perception that these sales may occur, especially by our directors, executive officers or significant stockholders, may cause our stock price to decline.

If our existing stockholders, in particular our directors, executive officers or other affiliates, sell substantial amounts of our common stock in the public market, or are perceived by the public market as intending to sell, the trading price of our common stock could decline. In addition, sales of these shares of common stock could impair our ability to raise capital, should we wish to do so. We cannot predict the timing or amount of future sales of our common stock by existing stockholders, but such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. The Company’s directors and executive officers have entered into lock-up agreements in connection with this offering, under which they have agreed not to sell, transfer or otherwise dispose of any shares of our common stock for 90 days following the date of this prospectus supplement, subject to certain exceptions. These lock-up agreements may limit the liquidity of our common shares during the lock-up period.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of your securities because the price that you pay will be substantially greater than the as adjusted net tangible book value per share of the shares of common stock you acquire or have the right to acquire. This dilution is due to our investors who purchased shares of our common stock prior to this offering having paid substantially less when they purchased their shares than the price at which shares of our common stock are being offered in this offering. As a result of the dilution to your holdings, you may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. See “Dilution” on page S-10 of this prospectus supplement.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have not declared or paid any dividends on our capital stock to date. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Nevada law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant. As a result, only appreciation of the price of our common stock will provide a return to stockholders.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We expect that significant additional capital will be needed in the future to continue our planned operations and we may seek additional funding through a combination of equity offerings and debt financings. On January 23, 2026, we filed the registration statement of which this prospectus supplement is a part, which was declared effective on January 30, 2026. The registration statement, which includes a base prospectus, allows us at any time to offer any combination of securities described in the prospectus in one or more offerings in an aggregate amount of up to $350 million. The registration statement is intended to provide us flexibility to conduct registered sales of our securities, subject to market conditions and our future capital needs. Any sale or issuance of securities pursuant to the registration statement or otherwise may result in dilution to our stockholders and may cause the market price of our stock to decline.

We are not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the conversion or exercise of such securities could be substantially dilutive to holders of our common stock. Except as have been waived or discussed elsewhere in this prospectus supplement, holders of our shares of common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series of our equity securities. Moreover, certain holders of shares of our common stock or securities convertible into, or exercisable for, shares of our common stock, have rights, subject to certain conditions, to require us to file registration statements covering such securities, or to include these securities in registration statements that we may file for ourselves or other stockholders. We cannot predict or estimate the amount, timing or nature of any such requests from holders of registration rights or when any sales by such stockholders may occur.

The market price of our common stock could decline as a result of this offering as well as sales of shares of our common stock made after this offering by us or stockholders with registration rights, or the perception that such sales could occur. Because our decision to issue securities in any future offering, or decisions by holders of registration rights to sell shares in any future offerings, will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our common stock and/or diluting their stock holdings in us. In addition, after giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, the issuance of such shares in this offering will have a dilutive effect on our expected earnings per share.

All of our outstanding warrants will become exercisable for common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Our outstanding public and private warrants, as well as the Warrants issued to Macquarie will become exercisable in accordance with the terms of the respective warrant agreements governing those securities. To the extent such warrants are exercised, additional shares of common stock will be issued, which will result in dilution to the holders of common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of common stock.

In addition, on February 1, 2026, the Company entered into an Amended and Restated Consent and Waiver (the “Amended Waiver”) with ATW AI Infrastructure LLC (the “Investor”) pursuant to which the Investor agreed to partially waive the anti-dilution provisions of the First Tranche Warrant and Second Tranche Warrant (the “Investor Warrants”) such that the exercise prices of the First Tranche Warrant and Second Tranche Warrant were each adjusted down solely to $2.00. As a result of the anti-dilution adjustments in the Investor Warrants, as modified by the Amended Waiver, the number of shares of common stock of the Company issuable pursuant to the First Tranche Warrant total 5.5 million shares and the number of shares of common stock issuable pursuant to the Second Tranche Warrant total 10.7 million shares. As of April 7, 2026, 5,674,000 Investor Warrants have been exercised for shares of common stock.

The issuance of common stock to SharonAI, Inc., Mr. Zhou and Macquarie will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. Further, we may not be able to satisfy our payment obligations to SharonAI, Inc.

On January 16, 2026, we acquired SharonAI’s equity interests in TCDC pursuant to the SharonAI Purchase Agreement for an aggregate purchase price of $70 million, of which (a) $10 million is payable in cash, (b) $10 million is payable in equity securities upon the earlier of March 31, 2026 and the Company’s next equity financing transaction, and (c) $50 million is payable in the form of the Convertible Note. The entirety of the acquisition consideration is subject to a 19.99% ownership cap, subject to shareholder approval of issuances above 19.99% until the acquisition consideration receives stockholder approval under the rules of the Nasdaq. On March 31, 2026, we paid SharonAI $9.85 million in cash and issued to SharonAI 2,091,351 shares of common stock (at a price per share of $4.78) in satisfaction of our obligation to pay $10 million in equity securities under the SharonAI Purchase Agreement.

The Convertible Note matures on June 30, 2026 and has an interest rate of 10% per annum payable on the maturity date in cash. The Convertible Note is secured by a senior lien held by SharonAI on the Company’s ownership in TCDC and the assets of TCDC. SharonAI may convert 20% of the Convertible Note into shares of the Company’s common stock at a conversion price equal to the 30-day volume-weighted average price of the common stock prior to the conversion date. The conversion price for the Convertible Note has a floor of 20% of the market price on the closing date of the SharonAI Purchase Agreement. Based on the closing share price of $4.33 on January 16, 2026, the maximum number of shares of common stock issuable pursuant to the Convertible Note, assuming a floor price of $0.87, is approximately 11.5 million shares, which, together with the 2,091,351 shares of common stock issued to SharonAI on March 31, 2026, would result in significant dilution to our stockholders.

The Company may prepay all or a portion of the Convertible Note at any time by delivering written notice of its irrevocable election to make such prepayment to SharonAI ten business days prior to the prepayment date. Following receipt of such notice, SharonAI has the option to convert up to 20% of the Convertible Note by delivering written notice to the Company five business days prior to the Company’s prepayment date. The Convertible Note contains customary affirmative and negative covenants of the Company.

Pursuant to the SharonAI Purchase Agreement, SharonAI is entitled to receive the number of shares of common stock sold in this offering equaling the difference in value between the shares of common stock issued to SharonAI on March 31, 2026 and the shares of common stock that SharonAI would have received if this offering had occurred prior to March 31, 2026. Accordingly, the Company will issue approximately           shares of common stock to SharonAI at the closing of this offering. Further, the Company will issue approximately (i)            shares of common stock to Mr. Zhou upon the conversion of the Amended and Restated Shareholder Note and (ii) 1,000,520 shares of common stock to Macquarie (not including the shares of common stock underlying the Warrant issued to Macquarie) which, together with the shares of common stock to SharonAI, would result in significant dilution to our stockholders.

Additionally, if we do not obtain stockholder approval to issue common stock in connection with the SharonAI Purchase Agreement, we would not be able to pay the portion of the acquisition consideration that is due and payable in shares of common stock to the extent such issuances would equal or exceed the 20% share ownership limitation imposed by Nasdaq (the “Share Cap”). In such event, the SharonAI Purchase Agreement requires us to satisfy the remaining payment in cash in an amount equal to the difference between (i) the fair market value of the securities that SharonAI would have been issued but for the Share Cap, minus (ii) the fair market value of all of the securities that actually were issued to SharonAI. It is possible that we would need to raise additional funding if we are required to make such payments in cash. Such additional funding may not be available to us on acceptable terms, or at all, and we may be subject to certain contractual restrictions on raising capital. In the event we are unable to raise the cash required to make such payments, we could default on the Convertible Note and all amounts owed thereunder may become due and payable.

If securities analysts do not publish research or reports about us, or if they issue unfavorable commentary about us or our industry or downgrade our common stock, the price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about us and the industries in which we operate. We may be unable or slow to attract research coverage and if one or more analysts cease coverage of us, the price and trading volume of our securities would likely be negatively impacted. If any of the analysts that may cover us change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analyst that may cover us ceases covering us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price or trading volume of our securities to decline. Moreover, if one or more of the analysts who cover us downgrades our common stock, or if our reporting results do not meet their expectations, the market price of our common stock could decline.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $          million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay all outstanding borrowings under the Convertible Note and the remainder, if any, for general corporate purposes. The Convertible Note has a principal amount of $50 million and was incurred as part of the acquisition consideration under the SharonAI Purchase Agreement. It matures on June 30, 2026, and has an interest rate of 10% per annum. SharonAI may convert 20% of the Convertible Note into shares of the Company’s common stock at a conversion price equal to the 30-day volume-weighted average price of the common stock prior to the conversion date.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. The net proceeds of this offering may be invested temporarily until they are used for their stated purpose.

DILUTION

If you purchase securities in the offering, you will experience immediate dilution to the extent of the difference between the offering price per share and our as-adjusted pro forma net tangible book value per share immediately after the offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2025, our net tangible book value was approximately $(2.6) million, or approximately $(0.05) per share.

Based on the sale by us in this offering of                    shares of common stock at a public offering price of $          per share for net proceeds of approximately $          million after deducting estimated offering expenses and underwriting commissions and expenses payable by us, our pro forma net tangible book value as of December 31, 2025 would have been approximately $          million, or $          per share of our common stock. This represents an immediate increase in net tangible book value to existing stockholders of $          per share of our common stock and an immediate dilution to purchasers in this offering of $          per share of our common stock.

The following table illustrates this per-share of our common stock dilution:

Public offering price per share of common stock			$
Net tangible book value per share as of December 31, 2025		$(0.05)
Increase in pro forma net tangible book value per share attributable to this offering	$
Pro forma net tangible book value per share as of December 31, 2025 after giving effect to this offering			$
Dilution per share to the new investor in this offering			$

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 53,449,171 shares outstanding as of December 31, 2025, after giving pro forma effect to: (i) the issuance of approximately 1,000,520 shares of our common stock in connection with the Macquarie Issuances; and (ii) our sale of            shares of our common stock in this offering (assuming the underwriters do not exercise their option to purchase additional shares), and excludes:

●	2,816,938 shares of our common stock reserved for issuance pursuant to our equity incentive plan;

●	17,695,901 shares of our common stock issuable upon the exercise of outstanding but unexercised warrants, including the Warrants to be issued to Macquarie in connection with fundings under the Term Loan Agreement;

●	any shares of our common stock issuable upon conversion of the Convertible Note if so elected by the holder thereof;

●	650,000 shares of our common stock issuable upon the exercise of outstanding but unexercised stock options;

●	shares of our common stock issuable pursuant to the SharonAI True-Up; and

●	shares of our common stock issuable upon conversion of the Amended and Restated Shareholder Note.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Northland Securities, Inc. is acting as representative of the several underwriters for this offering. Each underwriter has agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. Each underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Northland Securities, Inc.
TCBI Securities, Inc., doing business as Texas Capital Securities
Total

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $         per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $           per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about               , 2026, against payment in immediately available funds. The underwriters may reject all or part of any order.

We have granted to the underwriters an option to purchase up to an additional                 shares of common stock from us at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discounts that we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the over-allotment option. In addition to the underwriting discount, we have agreed to pay up to $150,000 of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Price to the public	$	$	$
Underwriting discount to be paid by us	$	$	$
Proceeds, before expenses, to us:	$	$	$

We estimate that the total expenses payable by us in connection with this offering, excluding underwriting discounts, will be $          . This includes $150,000 of the fees and expenses of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

Subject to certain limited exceptions, each of our directors and officers have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock for a period of 90 days after the date of this prospectus supplement. The lock-up agreements that our directors and officers have entered into and the Company lock-up pursuant to the underwriting agreement provide limited exceptions and their restrictions may be waived at any time by the underwriters.

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may create a short position in our common stock for their own accounts by selling more shares of common stock than we have sold to such underwriter. The underwriters may close out any short position by purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the Nasdaq. Passive market making consists of displaying bids on the Nasdaq by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “NUAI.”

Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of its various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

On March 16, 2026, the Board appointed Ted Warner as our Chief Financial Officer. Mr. Warner had previously served as Managing Director at Northland Capital Markets, a division of Northland Securities, Inc.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to their online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of the underwriters are not part of this prospectus supplement or the accompanying prospectus.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area.

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

●	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall require us or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom.

An offer to the public of any securities which are the subject of this prospectus supplement and the accompanying prospectus may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any such securities may be made at any time:

●	to any legal entity that is a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”);

●	to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs), subject to obtaining the prior consent of the underwriter nominated by the issuer for any such offer; or

●	in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For these purposes, the expression “offer” means the communication in any form and by any means of sufficient information on the terms of the relevant offer and securities to be offered so as to enable an investor to decide to buy or subscribe for the securities.

Canada.

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland.

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia.

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that acquired such common stock pursuant to this offering and holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions and conclusions.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:

●	banks, insurance companies or other financial institutions;

●	tax-exempt or governmental organizations;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

●	dealers in securities or foreign currencies;

●	persons whose functional currency is not the U.S. dollar;

●	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

●	persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

●	certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our common stock by such partnership.

Distributions

Distributions of cash or other property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “—Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.

Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Sale or Other Taxable Disposition of Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

●	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

●	our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by certain U.S. source capital losses provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.

Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock, including regarding potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

Any distributions paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on “withholdable payments” (as defined in the Code), including dividends on our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our common stock.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.

LEGAL MATTERS

Certain legal matters in connection with an offering of the securities made by this prospectus supplement will be passed upon for us by Vinson & Elkins, L.L.P., Dallas, Texas. The validity of the issuance of the securities offered in this prospectus supplement will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. The underwriters are being represented in this offering by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of New Era Energy & Digital, Inc. as of December 31, 2025 and 2024, and for each of the two years then ended, incorporated by reference in this prospectus supplement, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of reserves incorporated by reference in this prospectus supplement are derived from the Appraisal Report and reserves reports and estimates for the year ended December 31, 2025 prepared by MKM Engineering, an independent firm providing consulting services in the oil and gas industry, in reliance upon the authority of said firm as experts in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at www.newerainfra.ai, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement. The contents of our website and the SEC’s website are not part of this prospectus supplement or the accompanying prospectus, and the references to our website and the SEC’s website do not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained at those sites, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus supplement and the accompanying prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus supplement and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus supplement forms a part are completed or terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 12, 2026, as amended by the Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on March 13, 2026;

●	our Current Reports on Form 8-K filed on January 20, 2026, January 29, 2026, February 2, 2026, March 18, 2026, March 31, 2026, April 6, 2026 and April 8, 2026; and

●	the description of our common stock contained in our Registration Statement on Form S-3 filed with the SEC on January 23, 2026, including any amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

 You may obtain copies of any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this prospectus supplement), at no cost, by writing or telephoning us at:

New Era Energy & Digital, Inc.

Attention: Investor Relations

200 N. Loraine Street, Suite 1324

Midland, Texas 79701

(432) 695-6997

You may also access these documents on our website, www.newerainfra.ai. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

New Era Energy & Digital, Inc.

$350,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights

From time to time we may offer and sell shares of our common stock, par value $0.0001 per share (“common stock”), preferred stock, par value $0.0001 per share (“preferred stock”), debt securities, warrants, units and rights. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $350,000,000.

We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is traded on the Nasdaq Global Market (the “Nasdaq”) under the symbol “NUAI.” On January 21, 2026, the closing price of our common stock was $6.85.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Risk Factors” and “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 2 of this prospectus for information on certain risks related to the purchase of our securities.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 30, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement). This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

On December 6, 2024, New Era Energy & Digital, Inc. (the “Company,” formerly known as New Era Helium Inc., Roth CH V Holdings, Inc. and Roth CH Acquisition V Co.), a Nevada corporation, completed its previously announced business combination (the “Business Combination”) with New Era Helium Corp., a Nevada corporation, pursuant to that certain Business Combination Agreement and Plan of Reorganization dated as of January 3, 2024 (as amended on June 5, 2024, August 8, 2024, September 11, 2024, September 30, 2024 the “BCA”), by and among New Era Helium Corp., Roth CH Acquisition V Co. and Roth CH V Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Roth CH Acquisition V Co.

Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “NUAI” refer to the consolidated operations of New Era Energy & Digital, Inc., formerly known as Roth CH V Holdings, Inc., and Roth CH Acquisition V Co. and New Era Helium Inc., and New Era Helium Corp.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.

We make available free of charge on or through our website, www.newerainfra.ai, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, as updated by our definitive proxy statement on Schedule 14A, filed on November 21, 2025;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025;

●	our Current Reports on Form 8-K filed on January 21, 2025, February 21, 2025, March 7, 2025, April 25, 2025, May 6, 2025, May 16, 2025, May 29, 2025, June 2, 2025, June 26, 2025, July 9, 2025, July 10, 2025, July 18, 2025, July 29, 2025, September 5, 2025, October 6, 2025, October 10, 2025, October 20, 2025, October 28, 2025, November 12, 2025, November 25, 2025, December 9, 2025, December 22, 2025, December 29, 2025 (as amended by our Current Report on Form 8-K/A filed on December 29, 2025), and January 20, 2026; and

●	the description of our common stock contained in our Registration Statement on Form S-4 filed on June 28, 2024, including any amendments thereto or reports that we may file in the future for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by writing or telephoning us at:

New Era Energy & Digital, Inc.

Attention: Investor Relations

4501 Santa Rosa Dr.

Midland, Texas 79707

(432) 695-6997

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of federal securities laws with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “continue,” “could,” “expect,” “plan,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “potential,” “predict”, “should,” “may,” “might,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

ABOUT NEW ERA ENERGY & DIGITAL, INC.

New Era Energy & Digital, Inc. was initially incorporated in the State of Delaware on November 5, 2020 under the name Roth CH Acquisition V Co., which was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Roth CH Acquisition V Co. consummated an initial public offering, after which its securities began trading on the Nasdaq on December 1, 2021. In December 2024, Roth CH Acquisition V Co. merged with and into Roth CH V Holdings, Inc., a Nevada corporation and a wholly owned subsidiary of Roth CH Acquisition V Co., formed on June 24, 2024, for the sole purpose of reincorporating Roth CH Acquisition V Co. into the State of Nevada, with Roth CH V Holdings, Inc. surviving such merger. The Company subsequently changed its name to “New Era Helium Inc.” and later to “New Era Energy & Digital, Inc.”

We are a vertically-integrated developer and operator of next-generation digital infrastructure and integrated power assets accelerating speed-to-power for advanced AI hyperscalers. In the second half of 2025, we executed a strategic pivot from our legacy natural gas operations to focus exclusively on developing data center campuses where power, land, and connectivity can be assembled and delivered on accelerated timelines. Our mission is to deliver speed-to-power by converging behind-the-meter power flexibility with data center development capabilities. Our primary strategy is to aggregate and entitle “Powered Land” and to develop “Powered Shells” and build-to-suit assets in power-advantaged markets, beginning with the Permian Basin, which benefits from energy abundance, regulatory clarity, and fiber connectivity.

We are initially focused on our flagship project, Texas Critical Data Centers LLC, a 438-acre campus in Ector County, Texas, designed to support over 1 gigawatt of potential compute capacity through phased development, with projected power delivery beginning as early as the end of 2027. We believe our proximity to major natural gas pipelines, fiber networks and CO2 pipelines will provide us with the ability to serve our customers lower transmission costs and best-in-class uptime for purposes of reliably generating AI compute to capitalize on the AI revolution. We intend to execute through partnering across engineering, construction, procurement, power generation and sustainability with a world-class developer partner to provide our hyperscaler tenants with certainty of execution and speed-to-power.

Our principal executive offices are located at 4501 Santa Rosa Dr., Midland, TX 79707, and our phone number is (432) 695-6997. Our website is www.newerainfra.ai. Information found on or accessible through our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, reducing executive compensation disclosures, not complying with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information, and not holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier to occur of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. Additionally, we are subject to an extended transition period for complying with new or revised accounting standards. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company” as defined under the Securities Act and Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that (i) the market value of shares of our common stock held by non-affiliates is less than $250 million as measured on the last business day of our second fiscal quarter, or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of shares of our common stock held by non-affiliates is less than $700 million as measured on the last business day of our second fiscal quarter. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company under the requirements of (ii) above, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include, among other things, paying or refinancing all or a portion of our indebtedness at the time, and funding acquisitions, capital expenditures and working capital.

The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is not complete and may not contain all the information you should consider before investing in our common stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, our amended and restated articles of incorporation, as amended (the “Articles of Incorporation”), and our amended and restated bylaws (the “Bylaws”).

Authorized Capital Stock

Under the Articles of Incorporation, our authorized capital stock consists of 245 million shares of common stock, par value $0.0001 per share, and 5 million shares of preferred stock, par value $0.0001 per share.

Common Stock

Dividend Rights. Subject to the rights, if any, of the holders of any outstanding series of our preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors of the Company (the “Board”).

Voting Rights. Each holder of common stock is entitled to one vote per share on all matters on which stockholders are generally entitled to vote. The Articles of Incorporation do not provide for cumulative voting in the election of directors.

Liquidation. If we liquidate, dissolve or wind up our affairs, holders of our common stock are entitled to share proportionately in all assets available for distribution to stockholders, subject to the rights, if any, of the holders of any outstanding series of our preferred stock.

Other Rights. All of our outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have no preemptive rights and no rights to convert their common stock into any other securities, and our common stock is not subject to any redemption or sinking fund provisions.

Preferred Stock

Under the Articles of Incorporation and subject to the limitations prescribed by law, the Board may issue preferred stock in one or more series and may establish, from time to time, the number of shares to be included in such series and may fix the designation, the voting powers, if any, and preferences and relative participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof.

When and if the Company issues any shares of preferred stock, the Board will establish the number of shares and designation of such series and the voting powers, if any, and preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, for the particular series of preferred stock.

Tradeable Warrants

As of January 21, 2026, 5,980,750 warrants to purchase shares of our common stock are outstanding, comprised of 5,750,000 public warrants (the “Public Tradeable Warrants”) and 230,750 private placement warrants (the “Private Tradeable Warrants,” collectively, the “Tradeable Warrants”). The Tradeable Warrants were originally issued in the initial public offering of Roth CH Acquisition V Co., and became warrants of the Company following the Business Combination. Except with respect to certain registration rights and transfer restrictions, the Public Tradeable Warrants and the Private Tradeable Warrants are identical. Each whole Tradeable Warrant entitles the registered holder to purchase one share of our common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after December 6, 2024. Pursuant to the Warrant Agreement, dated November 30, 2021, by and between Roth CH Acquisition V Co. and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), a Tradeable Warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole Tradeable Warrant may be exercised at any given time by a Tradeable Warrant holder. However, no Tradeable Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of common stock issuable upon exercise of the Tradeable Warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the Tradeable Warrants is not effective within 120 days from December 6, 2024, the Tradeable Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise Tradeable Warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the whole Tradeable Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the Tradeable Warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the shares of common stock for the ten (10) trading days ending on the trading day prior to the date of exercise. The warrants will expire five years from December 6, 2024 at 5:00 p.m., New York City time.

We may call the outstanding Tradeable Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

●	at any time after the Tradeable Warrants become exercisable;

●	upon not less than thirty (30) days prior written notice of redemption to each warrant holder, if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period;

●	commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to Tradeable Warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such Tradeable Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Tradeable Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such Tradeable Warrant.

If we call the Tradeable Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the Tradeable Warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the Tradeable Warrants by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported closing price of the shares of common stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the Tradeable Warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our common shares at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The Tradeable Warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement for the Tradeable Warrants provides that the terms of the Tradeable Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Tradeable Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of common stock issuable on exercise of the Tradeable Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.

The Tradeable Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The Tradeable Warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their Tradeable Warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the Tradeable Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no Tradeable Warrants will be exercisable for cash and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such Tradeable Warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Tradeable Warrants until the expiration of the Tradeable Warrants. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Tradeable Warrants reside, we will not be required to net cash settle or cash settle the Tradeable Warrant exercise, the Tradeable Warrants may have no value, the market for the Tradeable Warrants may be limited and the Tradeable Warrants may expire worthless.

Tradeable Warrant holders may elect to be subject to a restriction on the exercise of their Tradeable Warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the Tradeable Warrants. If, upon exercise of the Tradeable Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the Tradeable Warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Investor Warrants

Pursuant to a securities purchase agreement, dated December 6, 2024, by and between us and ATW AI Infrastructure II LLC (together with the Form of First Tranche Warrant and Form of Second Tranche Warrant issued on December 6, 2024, the “Warrant Purchase Agreement”), we issued and sold to ATW AI Infrastructure II LLC warrants to purchase shares of our common stock, comprised of two tranches (the “First Tranche Warrant” and “Second Tranche Warrant” and together, the “Investor Warrants”). The Warrant Purchase Agreement was amended by that certain Consent and Waiver, dated January 16, 2026, by and between us and ATW AI Infrastructure II LLC, pursuant to which, among other things, we agreed to reduce the exercise price of the First Tranche Warrant to $2.00 per share and include standard cashless exercise language to the First Tranche Warrant and Second Tranche Warrant. The Investor Warrants may be exercised on any day on or after December 6, 2024, in whole or in part at $2.00 per share for the First Tranche Warrant and $10.00 per share for the Second Tranche Warrant, subject to certain adjustments as provided in the applicable Warrant.

The number of shares of common stock issuable upon exercise of the First Tranche Warrant is equal to the quotient of (i) the product of (x) $10 million minus any amounts previously paid to exercise the Investor Warrants and (y) multiplied by 110%, and (ii) divided by the exercise price then in effect. Currently, the number of shares of common stock issuable upon exercise of the First Tranche Warrant is equal to 5,500,000, assuming an exercise price of $2.00. The number of shares of common stock issuable upon exercise of the Second Tranche Warrant is equal to 2,140,000, subject to certain adjustments.

The First Tranche Warrant and Second Tranche Warrant will expire on the twenty (20)-month anniversary and the five (5) year anniversary, respectively, of the effective date of the registration statement registering the resale of the shares of common stock underlying the Investor Warrants. Subject to certain exceptions outlined in the Investor Warrants, including, but not limited to, equity issuances in connection with its equity incentive plan and certain strategic acquisitions, if the Company sells, enters into an agreement to sell, or grants any option to purchase, or sells, enters into an agreement to sell, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition) any shares of common stock or any other securities that are at any time convertible into, or exercisable or exchangeable for, or otherwise entitle the holder thereof to acquire, common stock, or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security, at an effective price per share less than the exercise price of the Investor Warrants then in effect, the exercise price of the Investor Warrants will be reduced to equal the effective price per share in such dilutive issuance. Further, the exercise price of the Investor Warrants is subject to the Warrant Floor Price (as defined in the Warrant Purchase Agreement). On each Warrant Floor Price Reset Date (as defined in the Warrant Purchase Agreement), the Warrant Floor Price will be reduced to 20% of the average VWAP during the five (5) trading days immediately prior to such Warrant Floor Price Reset Date. Additionally, we may reduce the Warrant Floor Price to any amount set forth in a written notice to ATW AI Infrastructure II LLC, provided that any such reduction will be irrevocable and will not be subject to increase thereafter.

Further, until the later of the date on which (i) no Investor Warrants are outstanding and (ii) the Company is eligible to register the offer and sale of its securities on Form S-3, the Company and its subsidiaries are prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Warrant Purchase Agreement) involving a Variable Rate Transaction. A “Variable Rate Transaction” means a transaction in which the Company or any subsidiary (a) issues or sells any Convertible Securities (as defined in the Warrant Purchase Agreement) either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such Convertible Securities, or (y) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such Convertible Securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock, other than pursuant to a customary “weighted average” anti-dilution provision or (b) enters into any agreement (including, without limitation, an equity line of credit or an “at-the-market” offering) whereby the Company or any subsidiary may sell securities at a future determined price (other than standard and customary “preemptive” or “participation” rights).

Pursuant to the terms of the Warrant Purchase Agreement, the Company is required to cause the stockholders to approve (i) the issuance of all of the shares of common stock underlying the Investor Warrants in compliance with the rules and regulations of the Nasdaq and (ii) an amendment to the articles of incorporation to increase the number of authorized shares of capital stock of the Company to 250,000,000. On January 2, 2025, a majority of the stockholders of the Company approved such resolutions.

ATW AI Infrastructure II LLC will not have the right to exercise any portion of the Investor Warrants to the extent that, after giving effect to such exercise, ATW AI Infrastructure II LLC (together with certain related parties) would beneficially own in excess of the Ownership Limitation (as defined in the Warrant Purchase Agreement) of shares of our common stock outstanding immediately after giving effect to such conversion. The Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior written notice to us.

Anti-Takeover Effects of Provisions of the Articles of Incorporation, Bylaws and Nevada Law

We are a Nevada corporation and are governed by the Nevada Revised Statutes (“NRS”). The Articles of Incorporation, Bylaws and NRS contain provisions that could have an effect of delaying, deferring or preventing a change in control of the Company.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Combinations with Interested Stockholders. Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and 60 percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the then outstanding shares of the corporation. The definition of “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation do not include such an election to opt-out of these provisions.

Acquisition of Controlling Interests. Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Number of Directors; Filling Vacancies; Removal. The Articles of Incorporation and Bylaws provide that the Company’s business and affairs will be managed by or under the direction of the Board. The Articles of Incorporation and Bylaws provide that the Board will consist of not less than one member, with the exact number of directors to be fixed exclusively by the Board. In addition, the Bylaws provide that any Board vacancy, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by the sole remaining director, unless the Board determines by resolution that such vacancies or newly created directorships shall be filled by stockholders. The Articles of Incorporation provide that any director, or the entire Board, may be removed from office at any time only for cause by the affirmative vote of the holders of more than 60 percent of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. These provisions may prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

Special Meetings. The Bylaws provide that special meetings of the stockholders may only be called by the Board, certain officers of the Company or holders of shares entitled to cast not less than 33.4 percent of votes at the special meeting.

Amendments to the Bylaws. The Articles of Incorporation provide that the Board has the power to adopt, amend or repeal the Bylaws. The Bylaws provide that stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by the Articles of Incorporation, such action by stockholders shall require the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

Requirements for Advance Notification of Stockholder Nomination and Proposals. Under the Bylaws, stockholders of record are able to nominate persons for election to the Board or bring other business constituting a proper matter for stockholder action at annual meetings only by providing proper notice to the Company secretary. Proper notice must be received not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year (or, in some cases, prior to the 10th day following the announcement of the meeting) and must include, among other information, the name and address of the stockholder giving the notice and the class and number of shares owned by such stockholder, certain information relating to each person whom such stockholder proposes to nominate for election as a director and a brief description of any business such stockholder proposes to bring before the meeting. Nothing in the Bylaws will be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Contests for the election of directors or the consideration of stockholder proposals will be precluded if the proper procedures are not followed. Third parties may therefore be discouraged from conducting a solicitation of proxies to elect their own slate of directors or to approve their own proposals.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on the Nasdaq under the ticker symbol “NUAI.” Our Public Tradeable Warrants are listed on the Nasdaq under the ticker symbol “NUAIW.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

The terms of each series of debt securities will be established in or pursuant to a board resolution, and set forth in an officer’s certificate, or established in one or more supplemental indentures. We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

●	the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable for our common stock or our other securities, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “— Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “— General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so, required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

The Trustee

The issuer will name the trustee under the indenture in the prospectus supplement. The trustee will be qualified to act under the Trust Indenture Act.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or shares of our preferred stock. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.

Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A copy of the forms of the warrant agreement and the warrant certificate, if any, relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, if any, see “Where You Can Find More Information.”

Stock Warrants

The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

●	the terms for changes or adjustments to the exercise price of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	and any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the number of shares of common stock or shares of preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase our shares of common stock or shares of preferred stock, the holder will not have any rights as a holder of our shares of common stock or shares of preferred stock, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K filed with the SEC, any unit agreement describing the terms and conditions of such units that we are offering before the issuance of such units.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

●	the designation and aggregate number of units offered;

●	the price at which the units will be offered, including provisions for changes to or adjustments in price at which units will be offered;

●	the currency or currency unit in which the units are denominated;

●	the amount of units outstanding;

●	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the number of securities that may be purchased upon exercise of each unit and the price at which and currency or currency unit in which that amount of securities may be purchased upon exercise of each unit;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material terms, conditions and rights (or limitations on such rights) of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights. The particular terms of the rights and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement, or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date on which stockholders entitled to the rights distribution will be determined;

●	the aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the ability to exercise the rights will commence, and the date on which such ability will expire;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination, and cancellation rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange, and exercise of the rights.

Each right will entitle the holder of rights to purchase, for cash, the number of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

●	to or through one or more underwriters, initial purchasers, brokers, or dealers;

●	through agents to investors or the public;

●	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

●	in short or long transactions;

●	through put or call option transactions relating to our common stock;

●	directly to agents or other purchasers;

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	though a combination of any such methods of sale; or

●	through any other method described in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:

●	the terms of the offering;

●	the names of any underwriters, dealers, or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any options (whether or not for over-allotments) under which the underwriters may purchase additional shares of common stock from us;

●	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;

●	any delayed delivery arrangements;

●	any public offering price;

●	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

●	any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly in transactions not involving underwriters, dealers, or agents.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS

Certain legal matters in connection with an offering of the securities made by this prospectus will be passed upon for us by Vinson & Elkins, L.L.P., Houston, Texas. The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of New Era Helium Inc. as of December 31, 2024 and 2023, and for each of the years then ended, incorporated by reference in this prospectus, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Estimates of reserves incorporated by reference in this prospectus are derived from the Appraisal Report and reserves reports and estimates for the year ended December 31, 2024 prepared by MKM Engineering, an independent firm providing consulting services in the oil and gas industry, in reliance upon the authority of said firm as experts in petroleum engineering.

New Era Energy & Digital, Inc.

                   Shares of Common Stock

Prospectus Supplement

Lead Book-Running Manager

Northland Capital Markets

Book-Running Manager

Texas Capital Securities

          , 2026